Exhibit 1

PURCHASE AND SALE CONTRACT

between

CURTIS R. KEMENY, AS TRUSTEE OF BATTLEGREEN APARTMENTS TRUST
u/d/t dated March 27, 1964, as amended, recorded with
the Middlesex County Registry of Deeds in Book 10496, Page 67, as Seller

and

HAMILTON BATTLE GREEN, LLC, as Buyer

BATTLEGREEN APARTMENTS

32-42 Worthen Road, Lexington, Massachusetts

as of May 20, 2011

i

Exhibits

EXHIBIT A Description of Real Property
EXHIBIT B Personal Property
EXHIBIT C Leases
EXHIBIT D Form of Deed
EXHIBIT E Form of Bill of Sale
EXHIBIT F Form of Assignment and Assumption Agreement (re: Leases)
EXHIBIT G Form of Assignment and Assumption Agreement (re: Contracts)
EXHIBIT H Form of Certificate of Non-Foreign Status
EXHIBIT I Operating Contracts
EXHIBIT J Form of Sale Notices

ii

DEFINITIONS

The terms below are defined in the following sections of this Purchase and Sale Contract:

TERM	SECTION
Additional Deposit	3.1
Bill of Sale	4.2
Blocked Person	11.1.10
Business Day	20.6
Buyer	Preamble
Buyer’s Title and Survey Notice	4.3
Claims	11.2
Closing	5.1
Closing Date	5.1
Closing Statement	5.2.13
Code	11.1.9
Contract	Preamble
Contract Assignment	5.2.5
Delinquent Rents	13.1
Deposit	3.1
Effective Date	Preamble
Escrow Agent	3.1
Executive Order 13224	11.1.10
Hazardous Materials	ARTICLE 7
Improvements	Recitals
Initial Deposit	3.1
Intangibles	Recitals
Land	Recitals
Lease Assignment	5.2.3
Leases	ARTICLE 2
Licenses	11.1.5
New Encumbrance	4.3
Operating Contracts	11.1.5
Patriot Act	11.1.10
Permitted Exceptions	4.1
Personal Property	Recitals
Premises	Recitals
Property	Recitals
Purchase Price	ARTICLE 3
Real Property	Recitals
Reset Closing	9.1.3
Sale Notices	5.2.14
Seller	Preamble
Seller Group	ARTICLE 7
Seller’s Title and Survey Notice	4.3

1

Survey	4.3
Tenant	4.1.1
Title Company	4.3
Title Policy	5.2.11
Voluntary Monetary Encumbrance	4.4

2

PURCHASE AND SALE CONTRACT

THIS AGREEMENT (the “Contract”) made as of this                  day of May, 2011 (the “Effective Date”), by and between CURTIS R. KEMENY, AS TRUSTEE OF BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67, having an address of c/o Boston Residential Group, LLC, 221 Massachusetts Avenue, Suite 402, Boston, Massachusetts 02115 (hereinafter referred to as “Seller”), and HAMILTON BATTLE GREEN, LLC, a Massachusetts limited liability company, having an address of c/o The Hamilton Company, 39 Brighton Avenue, Boston, Massachusetts 02134 (hereinafter referred to as “Buyer”).

RECITALS

A.            Seller is the owner of the following real and personal property, which, taken together, is herein collectively called the “Property”:

1.             A certain parcel of land in Lexington, Middlesex County, Massachusetts containing approximately 4.11 acres, commonly known as Battle Green Apartments, as more particularly described in EXHIBIT A attached hereto and incorporated herein by reference (the “Land”), together with all easements, rights and privileges appurtenant thereto, including, without limitation, all minerals, oil or gas on or under such Land, development rights, land use entitlements, air rights, water rights, and all right, title and interest of Seller in and to all streets, gores, alleys, easements and rights of way in, on, across, in front of or adjoining thereto (all of the foregoing, the “Real Property”);

2.               All buildings and other improvements located on the Real Property (the “Improvements”, and, together with the Real Property, the “Premises”);

3.               All furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof owned by Seller and located on the Premises or used in connection with the ownership or operation of the Premises, including any telephone numbers and web sites and domain names assigned to the Trade Name, including without limitation, those items listed on EXHIBIT B attached hereto and incorporated herein by reference (collectively, the “Personal Property”); and

4.               Any intangible property now or hereafter owned by Seller and used in the ownership or operation of the Premises including, without limitation, any plans and specifications, surveys, equipment, catalogs, booklets, operating manuals and logs, tenant correspondence and files, tenant lists, leasing brochures and materials, advertising materials and other similar items, title inspections, permits, licenses, approvals, guaranties, warranties, or other rights relating to the ownership, use or operation of the Premises (collectively, the “Intangibles”).

B.            Seller is prepared to sell, transfer and convey the Property to Buyer, and Buyer is prepared to purchase, pay for and acquire the Property from Seller, all for the Purchase Price (as hereinafter defined) and on the other terms and conditions hereinafter set forth.

AGREEMENT

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1. Agreement to Sell.

Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and Buyer agrees to buy, the Property.

ARTICLE 2. Sale Subject to Leases.

The Premises will be conveyed subject to those certain leases, together with any amendments, renewals, modifications and extensions thereto and guarantees thereof described in EXHIBIT C attached hereto and incorporated herein by reference, or as hereafter modified or entered into by Seller pursuant to the provisions of ARTICLE 12 hereof (hereinafter called the “Leases”).

ARTICLE 3. Purchase Price and Payment.

The total purchase price (the “Purchase Price”) for the Property is Ten Million Dollars ($10,000,000.00). Subject to the terms and conditions of this Contract, the Purchase Price shall be paid as follows:

3.1           Concurrent with the execution of this Contract, Buyer has paid a cash deposit by wire transfer of immediately available funds to Commonwealth Land Title Insurance Company (“Escrow Agent”) in an amount equal to $500,000.00 (together with interest earned thereon, the “Deposit”). The Deposit shall be held by Escrow Agent in accordance with the terms of this Contract. At the Closing, the Deposit shall be paid to Seller and applied in reduction of the Purchase Price payable at Closing. Escrow Agent’s duties and responsibilities are governed by the terms of ARTICLE 18 hereof.

3.2           The balance of the Purchase Price, subject to adjustments and prorations provided for in this Contract, shall be paid by Buyer to Escrow Agent at the Closing (as hereinafter defined) by wire transfer of immediately available federal funds and Escrow Agent shall transfer such funds, together with the Deposit, by wire transfer of immediately available funds to such account(s) as Seller may designate in writing.

ARTICLE 4. Conveyance of Title.

4.1           The Premises shall be conveyed in fee simple absolute, by good and sufficient quitclaim deed (the “Deed”) in substantially the form of EXHIBIT D attached hereto and incorporated herein by reference, running to Buyer or, subject to the provisions of Section 20.1 hereof, to such assignee as Buyer designates by notice to Seller as required by Section 20.1 hereof. The Deed shall convey good and clear record title to the Premises, free from all liens, encumbrances, and encroachments from or on the Premises except the Permitted Exceptions (as hereinafter defined). The following matters shall be deemed to be “Permitted Exceptions”:

4.1.1        the rights of tenants, as tenants only, under the Leases (each a “Tenant”);

4.1.2        the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

4.1.3        local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Premises; and

4.1.4        those matters which Seller is not obligated to remove as provided below.

4.2           The Personal Property shall be conveyed free of all encumbrances (other than the Permitted Exceptions) by one or more bills of sale (the “Bill of Sale”) in substantially the form of EXHIBIT E attached hereto and incorporated herein by reference.

4.3           Buyer has reviewed and approved the title to the Property, and is and shall be deemed to have accepted any survey matter affecting the Premises and the state of title of the Premises as of the Effective Date (and to have waived any objections thereto), and all such matters shall be considered to be Permitted Exceptions. Notwithstanding the foregoing, Seller shall obtain and deliver to Buyer at Closing a payoff letter (the “Payoff Letter”) with respect to the existing mortgage (the “Existing Mortgage”) granted to Cambridge Trust Company, which Existing Mortgage is evidenced by that certain mortgage and security agreement, dated September 14, 2005, recorded with the Middlesex County South District Registry of Deeds (the “Registry”) in Book 46090, Page 12 and related collateral assignment of leases and rents, dated September 14, 2005 and recorded at the Registry in Book 46090, Page 31. Buyer may, prior to Closing, notify Seller in writing (a “Title and Survey Notice”) of any objection to title or survey matter first arising after the Effective Date (each a “New Encumbrance”) (excluding objections to title and survey matters affecting the Premises as of the Effective Date which have been waived by Buyer as hereinabove provided or that are or are deemed to be Permitted Exceptions) but not later than three (3) Business Days after discovery of such New Encumbrance. If Buyer does not object to any New Encumbrance as herein provided, such New Encumbrance shall be deemed a Permitted Exception. In the event that Buyer gives timely written notice of objection to any New Encumbrance, Seller shall exercise commercially reasonable efforts to cause such New Encumbrance to be released or discharged of record prior to the Closing; provided, however, (i) in no event will Seller be obligated to expend more than $100,000.00 to release or discharge such New Encumbrances, and (ii) Seller may elect, by notice to Buyer, to extend the Closing by up to thirty (30) days, in order to release or discharge such New Encumbrance(s). If, notwithstanding the exercise of such commercially reasonable efforts, Seller does not cause such New Encumbrance to be released or discharged by the date which is five (5) Business Days prior to the Closing (as extended), then by not later than the date which is five (5) Business Days prior to the Closing (as extended) Seller shall so notify Buyer, in which event Buyer shall elect not later than two (2) Business Days prior to the Closing, either (i) to waive its objection or objections to the New Encumbrance which has not been released or discharged by Seller, without reduction of the Purchase Price in which case such matter shall become a Permitted Exception;

or (ii) to terminate this Contract by written notice to Seller, in which case the Deposit shall be promptly returned by the Escrow Agent to the Buyer without any further required action by either Buyer or Seller and neither party shall have any further liability or obligation to the other hereunder except for the Buyer’s obligations under Sections 9.4, ARTICLE 15, and Section 20.15 hereof, which shall remain in effect.

4.4           Notwithstanding the foregoing or anything contained herein to the contrary, (i) at Closing Seller shall deliver the Payoff Letter with respect to the Existing Mortgage, and (ii) Seller shall cause to be released any and all other mortgages or encumbrances securing the payment of money which Seller has caused to be recorded against the Property (each, a “Voluntary Monetary Encumbrance”).

4.5           Seller shall be entitled to use such portion of the Purchase Price as is necessary to pay off all such Voluntary Monetary Encumbrances and any title objection that Seller agrees to cure. Buyer hereby acknowledges that any instruments evidencing the release or discharge of any Voluntary Monetary Encumbrances may be recorded at or after the Closing in accordance with standard conveyancing practice reasonably acceptable to the Title Company.

ARTICLE 5. Closing.

5.1           Unless extended pursuant to the terms of this Contract, the closing of the transactions contemplated hereunder (the “Closing”) shall take place at 11:00 a.m. on June 1, 2011 (as such date may be extended pursuant to the terms hereof, the “Closing Date”), at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts, or at such other location in Boston, Massachusetts as Buyer shall designate by five (5) business days prior written notice. Notwithstanding the foregoing, at the election of either party by written notice to the other party not less than five (5) days prior to Closing, the Closing may take place through an escrow established with the Escrow Agent.

5.2           At the Closing, Seller shall deliver the following documents:

5.2.1        The Deed, duly executed by Seller and acknowledged as required;

5.2.2        The Bill of Sale, duly executed by Seller;

5.2.3        An Assignment and Assumption Agreement relating to the Leases and Security Deposits (hereinafter defined) in the form of EXHIBIT F  attached hereto and incorporated herein by reference (the “Lease Assignment”), duly executed by Seller;

5.2.4        Copies of all Leases, any renewals thereof, all amendments thereto, guarantees thereof;

5.2.5        An Assignment and Assumption Agreement in the form of Exhibit G attached hereto and incorporated herein by reference relating to Intangibles, to the extent assignable and those Operating Contracts (as hereinafter defined) which Buyer is assuming in accordance with the provisions of Section 12.4 hereof (the “Contract Assignment”) and copies of those Operating Contracts so assigned, duly executed by Seller;

5.2.6                      Evidence of notice of termination of all Operating Contracts which Buyer has elected not to assume in accordance with the provisions of Section 12.4 hereof;

5.2.7                      Copies of any warranties, guaranties and operating manuals in Seller’s possession, if any, with respect to the Property or Leases, including without limitation, from contractors, subcontractors, suppliers or materialmen in connection with any construction, repair or alteration of the Improvements;

5.2.8                      Copies of any plans, permits or governmental approvals in Seller’s possession relating to the Property;

5.2.9                      A certification of non foreign status in the form of Exhibit H attached hereto and incorporated herein by reference, duly executed by Seller;

5.2.10                A trustee’s certificate in recordable form and a direction of beneficiaries with respect to the Seller, authorizing the transaction contemplated by this Contract, as well as such other evidence reasonably satisfactory to the Title Company of the authority of the signatory on behalf of Seller to convey the Property pursuant to this Contract;

5.2.11                Affidavits and indemnities reasonably sufficient for the Title Company to delete any exceptions for parties in possession (other than tenants under the Leases, as tenants only) and mechanics’ or materialmen’s liens from the owner’s title insurance policy and to provide so-called “gap” coverage (the “Title Policy”);

5.2.12                A certificate restating as of the Closing Date all of Seller’s representations and warranties contained herein, which certificate shall be subject to the same qualifications and limitations set forth in Section 11.2 hereof, duly executed by Seller;

5.2.13                An original of a closing statement setting forth the Purchase Price and the closing adjustments and prorations in form and substance reasonably satisfactory to Buyer and Seller (the “Closing Statement”), duly executed by Seller;

5.2.14                Written notices (the “Sale Notices”) in the form of Exhibit J attached hereto and incorporated herein by this reference, signed by Seller, addressed to (a) each tenant under the Leases; and (b) each party to any Operating Contracts and other contracts to be assumed by Buyer, if any, indicating that the Property has been sold to Buyer and that all rights of

Seller thereunder in any deposits and any interest accrued thereon have been assigned to Buyer;

5.2.15                An original 1099 B Certification, duly executed by Seller;

5.2.16                The Payoff Letter; and

5.2.17                All other documents reasonably required to effectuate this Contract and the transactions contemplated hereby.

5.3                                At the Closing, Buyer shall deliver, or cause to be delivered, the following:

5.3.1                      The Purchase Price as adjusted in accordance with the terms hereof;

5.3.2                      An original of the Lease Assignment, duly executed by Buyer;

5.3.3                      An original of the Contract Assignment, duly executed by Buyer;

5.3.4                      The Sale Notices, duly executed by Buyer;

5.3.5                      A duplicate original of the Closing Statement, duly executed by Buyer;

5.3.6                      Such other instruments as may be necessary in connection with the transfer of any item of Personal Property and the Intangibles;

5.3.7                      A certificate restating as of the Closing Date all of Buyer’s representations and warranties contained herein, which certificate shall be subject to the same qualifications and limitations set forth in Section 16.1 hereof, duly executed by Buyer; and

5.3.8                      All other documents reasonably required to effectuate this Contract and the transactions contemplated hereby.

ARTICLE 6. Due Diligence Investigations by Buyer.

6.1                                Seller acknowledges that, prior to the Effective Date Buyer has conducted and had an opportunity to conduct a full and complete investigation of the Property, including, without limitation, examination of all structural and mechanical aspects thereof, review of any and all documentation with respect to the Property including without limitation its income and expenses, all Leases and tenant files, records of repairs and capital improvements, examination of the title to the Premises, conducting tests to determine the presence or absence of Hazardous Materials (hereinafter defined), asbestos, lead paint, radon, lead in drinking water, mold, oil, urea- formaldehyde and other similar materials and substances, obtaining a current as built survey thereof, and determining the compliance of the Property with all applicable laws, rules, codes and regulations.

6.2                                Notwithstanding anything to the contrary contained in this Contract, Buyer is and shall be deemed to have accepted all matters relating to the Property as of the Effective Date.

6.3                                Without limiting the foregoing, Buyer shall give Seller written notice before conducting any inspection or communicating with any Tenant of the Property, on-site personnel, engineers or any government officials (directly or through third parties), and a representative of Seller shall have the right to be present when Buyer or its representatives conducts its or their investigations on the Property, or communicates with any Tenant or government official. Buyer agrees that, other than routine records searches, its communications with government officials regarding licenses, permits and approvals for the Property shall be limited to an investigation of the existence, validity and effect of the existing licenses, permits and approvals and shall not include discussions of possible modifications of such licenses, permits and approvals.

ARTICLE 7. AS IS, WHERE IS.

Except for the representations and warranties contained herein or in any documents delivered by Seller to Buyer at Closing, the Property is being acquired by Buyer in an “AS IS”, “WHERE IS” condition, “WITH ALL DEFECTS” and “WITH ALL FAULTS.” Buyer acknowledges that it will be acquiring the Property on the basis of its own investigations. Except as expressly set forth in this Contract or in any documents delivered by Seller to Buyer at Closing, no representations or warranties, whether express, implied or statutory, have been made or are made and no responsibility has been or is assumed by Seller or by any officer, person, firm, agent or representative acting or purporting to act on behalf of the Seller as to condition or repair of the Property or the value, expense of operation, or income potential thereof, the reliability of any information furnished to Buyer or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. Buyer hereby expressly releases the Seller Group (hereinafter defined) from any and all claims, losses, proceedings, damages, causes of action, liability, costs or expenses (including attorneys’ fees) arising from, in connection with or caused by (a) Buyer’s reliance upon any of the Property Information or statements, representations or assertions contained therein, or (b) the inaccuracy, incompleteness or unreliability of any of the Property Information.

Buyer hereby waives, releases and forever discharges Seller, any affiliate of Seller and any manager, member, partner, shareholder, officer, director, employee, agent or person acting on behalf of Seller or any affiliate of Seller (the “Seller Group”) of and from any and all claims, actions, causes of action, demands, rights, damages, liabilities and costs whatsoever, direct or indirect, known or unknown, which Buyer now has or which may arise in the future, against the Seller Group related in any way to the Property, including, without limitation, all liabilities or obligations relating to environmental matters and Hazardous Materials located at, on, in, or under the Property or migrating from the Property, regardless of whether such Hazardous Materials are located on, under or in the Property prior to or after the date hereof except for (x) claims resulting from the breach of any representation or warranty or indemnification obligation made by Seller in this Contract or in any documents delivered by Seller to Buyer at Closing, in each case subject to the limitations of time and money set forth in Section 11.2 hereof, and (y) fraud. Buyer hereby agrees not to assert, and hereby releases Seller from, any claim for contribution, cost, recovery or otherwise against Seller Group relating directly or indirectly to the physical condition of the Property including, without limitation, the existence of oil, lead paint, lead, radon, asbestos, mold, or Hazardous Materials or hazardous substances on, or the environmental condition of, the Property, whether known or unknown. For purposes of this paragraph, the term

“Environmental Laws” shall mean all federal, state, or local laws, rules or regulations (whether now exiting or hereafter enacted or promulgated) and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, relating to the protection of human health, safety and environment; and the term “Hazardous Materials” shall include any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal life or the environment or which are defined, determined or identified as such in any Environmental Laws or which are regulated or subject to clean-up authority under any Environmental Laws, including, but not limited to materials defined as (A) “hazardous waste” under the Federal Resource Conservation and Recovery Act; (B) “hazardous substances” under the Federal Comprehensive Environmental Response, Compensation and Liability Act, (C) “pollutants” under the Federal Clean Water Act; (D) “toxic substances” under the Toxic Substances Control Act; and (E) “oil or hazardous materials” under state law, including, without limitation, M.G.L. ch. 21E and the Massachusetts Contingency Plan (310 C.M.R. 40.0000).

The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Contract and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Contract has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is expressly set forth in this Contract or the Exhibits annexed hereto. Buyer acknowledges that Seller has given Buyer the opportunity to inspect fully the Property and investigate all matters relevant thereto, and, to rely solely upon the results of Buyer’s own inspections or other information obtained or otherwise available to Buyer, provided that the foregoing shall not diminish Buyer’s rights with respect to any representations or warranties expressly made by Seller in this Contract. The provisions hereof shall survive Closing.

ARTICLE 8. Conditions to Closing; Extensions to Satisfy.

8.1                                Buyer’s Conditions. Without limiting any of the other conditions to Buyer’s obligations to close set forth in this Contract, the obligations of Buyer under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part by Buyer at or prior to Closing):

8.1.1                      All of the representations and warranties by Seller set forth in this Contract or any Exhibit attached hereto shall be true and correct in all material respects when made and at the time of the Closing;

8.1.2                      Subject to the provisions of ARTICLE 10 hereof, the Property shall be in substantially the same condition as of the Effective Date, reasonable use and wear excepted;

8.1.3                      Seller shall have performed, observed, and complied in all material respects with all covenants and agreements required by this Contract to be performed by Seller at or prior to Closing;

8.2                                Extension of Closing Date. If on or before the Closing Date any condition to Buyer’s obligation to close set forth in Section 8.1 has not been satisfied, Seller may elect to attempt to satisfy any such unsatisfied condition, and if Seller so elects, the Closing Date shall be extended by written notice from Seller to Buyer for a period of up to thirty (30) days as specified in said notice.

8.3                                Seller’s Conditions. Without limiting any of the other conditions to Seller’s obligations to close set forth in this Contract, the obligations of Seller under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part by Seller at or prior to Closing):

8.3.1                      All of the representations and warranties by Buyer set forth in this Contract or any Exhibit attached hereto shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing; and

8.3.2                      Buyer shall have performed, observed, and complied in all material respects with all covenants and agreements required by this Contract to be performed by Buyer at or prior to Closing.

8.4                                Failure of Condition. If any condition to either party’s obligation to proceed with the Closing is not satisfied at Closing (as the same may be extended), other than as a result of a default by the other party (the remedies for which are provided in ARTICLE 9 below), such party may either (i) terminate this Contract by delivering written notice to the other party on or before the Closing Date, whereupon the Deposit together with all interest accrued thereon shall be immediately paid to such party (and this shall be such party’s sole and exclusive remedy at law and in equity as a result of such termination), or (b) elect to close, notwithstanding the non- satisfaction of such condition, in which event such party shall be deemed to have waived any such condition.

ARTICLE 9. Default.

9.1                                Seller Default. In the event that Seller fails to fulfill any of its obligations hereunder in any material respect, Buyer’s sole and exclusive remedy shall be the right to elect any one of the following rights and remedies:

9.1.1                      Buyer shall have the right to terminate this Contract by notice to Seller, in which event the Deposit shall be paid to Buyer, and thereupon all obligations of the parties under this Contract shall terminate (other than any party’s obligations under Sections 9.4, ARTICLE 15, and Section 20.15 hereof, which shall remain in effect).

9.1.2                      Buyer shall have the right to waive the default or failure of conditions and proceed to Closing in accordance with the provisions of this Contract without any adjustment of the Purchase Price.

9.1.3                      Buyer may seek specific performance for conveyance of the Property on the terms and conditions set forth in this Contract, but in no event shall Buyer be entitled to damages in connection with any such action. Buyer must commence any suit for specific performance within thirty (30) days following the scheduled time of Closing, and further, if such suit is instituted, Seller shall have the right, by serving written notice upon Buyer within five (5) days of service upon Seller of such suit, to require Buyer to close in accordance with this Contract within twenty (20) days of delivery of such notice to Buyer (the “Reset Closing”). In the event Seller is ready, willing and able to close this transaction pursuant to the terms hereof on the date of the Reset Closing, Buyer shall complete this transaction in accordance with the terms of this Contract at the Reset Closing and dismiss its suit with prejudice for specific performance and discharge any lis pendens (or similar filing) filed in connection therewith at the Reset Closing.

9.2                                Buyer Default. In the event of a default by Buyer of any of its representations, warranties, covenants or obligations hereunder, it would be extremely impracticable and difficult to estimate the damage and harm which Seller would suffer, and because a reasonable estimate of the total net detriment that Seller would suffer in the event of Buyer’s failure to duly complete the acquisition hereunder is the amount of the Deposit, Seller shall be entitled to receive and retain the Deposit as and for Seller’s sole and exclusive remedy for damages arising from Buyer’s failure to complete the acquisition in accordance with the terms hereof, and Seller shall have no further recourse or remedy at law or in equity for any breach by Buyer hereunder; provided, however that, notwithstanding anything herein to the contrary, in addition to Seller’s ability to retain the Deposit, Seller shall also have the right to enforce Buyer’s obligations under Sections 9.4, ARTICLE 15, and Section 20.15 hereof.

9.3                                No Indirect Damages. Under no circumstances shall Seller or Buyer have the right to any indirect, consequential or punitive damages, “overhead” or similar charges, or any damages relating to lost profits or lost opportunities with respect to any such default by the other party hereto, it being understood that Seller and Buyer hereby waive their right to collect all other damages and all of their rights and remedies on account of a default hereunder by the other party hereto, and agree that the remedies described in this ARTICLE 9 shall be their sole and exclusive remedies in the event of any such default.

9.4                                Return of Property Information. Notwithstanding anything contained in this Contract to the contrary, if this Contract is terminated for any reason whatsoever, then Buyer shall promptly deliver to Seller all Property Information provided to Buyer by Seller, including copies thereof in any form whatsoever (including electronic form) and if requested by Seller, along with any and all test results and studies performed by or on behalf of Buyer pursuant to ARTICLE 6 of this Contract, excluding any confidential or proprietary information or financial modeling or attorney work product. The obligations of the Buyer under this paragraph shall survive any termination of this Contract.

ARTICLE 10. Damage or Destruction; Condemnation.

10.1                          The risk of loss, damage or destruction to the Property by fire or other casualty or the taking of all or part of the Property by condemnation or eminent domain or by an agreement in lieu thereof until the Closing is assumed by Seller.

10.2                          In the event of partial damage or destruction of the Property of a type which can, under the circumstances, reasonably be expected (based on the estimate of a licensed architect or engineer selected by Seller) to be restored or repaired at a cost of $500,000.00 or less, then Buyer shall (unless such damage has been repaired by Seller in a good and workmanlike manner prior to Closing), accept title to the Property in its destroyed or damaged condition. Buyer shall pay the full Purchase Price at Closing without reduction, and Seller shall pay over or assign to Buyer all rights to any proceeds of insurance payable with respect to such destruction or damage (less amounts reasonably expended by Seller in repairing the damage or collecting proceeds prior to the Closing Date) and Buyer shall have a credit against the Purchase Price in the amount of any deductible.

10.3                          In the event that the Property shall have been damaged or destroyed, the cost of repair or restoration of which would reasonably be expected (based on the estimate of a licensed architect or engineer selected by Seller) to exceed the sum of $500,000.00 or is less than $500,000.00, but not fully covered by insurance subject to commercially reasonable insurance deductibles, then at Buyer’s election, Seller shall, unless Seller has previously repaired or restored the Property to its former condition, either (a) terminate this Contract by delivering written notice to Seller, in which case the Escrow Agent shall return the Deposit to Buyer and all other obligations of the parties hereto shall cease except those set forth in Sections 9.4, ARTICLE 15, and Section 20.15 hereof, and this Contract shall be void and without recourse to the parties hereto or (b) pay over or assign to Buyer all rights to any proceeds of insurance payable with respect to such destruction or damage (less amounts reasonably expended by Seller in repairing the damage or collecting proceeds prior to the Closing Date) and Buyer shall have a credit against the Purchase Price in the amount of any deductible.

10.4                          If prior the Closing Date, all or a material portion of the Property is taken by condemnation, eminent domain or by agreement in lieu thereof, or any proceeding to acquire, take or condemn all or a material portion of the Property is threatened or commenced, Buyer may either terminate this Contract (in which event Buyer shall be entitled to a return of the Deposit and all other obligations of the parties hereto shall cease except those set forth in Sections 9.4, ARTICLE 15, and Section 20.15 hereof) or purchase the Property in accordance with the terms hereof, without reduction in the Purchase Price, together with an assignment of Seller’s rights to any award paid or payable by or on behalf of the condemning authority. If Seller has received payments from the condemning authority and if Buyer elects to purchase the Property, Seller shall credit the amount of said payments against the Purchase Price at the Closing (less amounts reasonably expended by Seller in repairing the damage or collecting the proceeds prior to the Closing Date).

10.5                           Seller shall promptly notify Buyer of any material damage or destruction to the Property or any notice received by it or information or awareness acquired by it regarding the threatening of or commencement of condemnation or similar proceedings.

ARTICLE 11. Representations and Warranties of Seller.

11.1                          In order to induce Buyer to enter into this Contract and to consummate the purchase of the Property, Seller hereby represents and warrants to Buyer as of the date of this Contract as follows:

11.1.1                Authority. Seller is, and on the Closing Date shall be, a nominee trust duly and validly organized and existing and governed by the laws of the Commonwealth of Massachusetts. This Contract and all documents executed by Seller that are to be delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, and all consents required under Seller’s organizational documents or by law will have been obtained. All necessary third party consents and approvals to the transactions contemplated hereby have been obtained. This Contract and such documents are, or at the Closing will be, legal, valid, and binding obligations of Buyer enforceable in accordance with their terms, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

11.1.2                Condemnation. To Seller’s knowledge, Seller has not received written notice of any condemnation, zoning, environmental or other land use regulation proceedings that would detrimentally affect the use, occupancy and operation of the Property or the value of the Property.

11.1.3                Leases. To Seller’s knowledge, (i) there are no leases or occupancy agreements affecting the Property except for the Leases; (ii) Seller has delivered to Buyer true and complete copies of the Leases, and all extensions, renewals and amendments thereto; and (iii) Leases are in full force and effect. To Seller’s knowledge, the list of Leases set forth on EXHIBIT C is true, correct and complete in all material respects.

11.1.4                Tenant Defaults. Seller has not sent any written notice to any tenant asserting that such tenant is in material default or breach under any Lease which default or breach remains uncured as of the date hereof. To Seller’s knowledge, no tenant is in monetary default or any other material default under its Lease. Seller has not received any written notice from any tenant under any of the Leases claiming that Seller is in default of its obligations under any of the Leases.

11.1.5                Operating Contracts. Exhibit I attached hereto and incorporated herein by reference is a complete list of all of the management, leasing, service, utility, maintenance, brokerage, listing, operating and other contracts or agreements (the “Operating Contracts”) with respect to the Property which Buyer has elected to assume. There are no other Operating Contracts to which Seller is a party currently in effect with respect to the Property as of the Effective Date other than the Leases which cannot be terminated as of the Closing Date, without penalty or payment of any termination fee or the like. To Seller’s knowledge, there is no existing default, beyond applicable grace periods under any of the Operating Contracts, where such default would have a material adverse impact on the value of the Property. The management and leasing contracts for the Property, if any, can be terminated as of the Closing Date, without penalty or payment of any termination fee or the like.

11.1.6                Violations of Law. Seller has not received any written notice from any governmental authority having jurisdiction that the Property is in violation of any law, ordinance, rule or regulation applicable to the Property which has not been cured. To Seller’s knowledge, Seller has not received any written notice from any governmental authority having jurisdiction of any failure by Seller to obtain any permit, license or other approval (collectively, the “Licenses”) which is necessary in order to own, use, or operate the Property which has not been cured, or any intended revocation or modification of any such Licenses which would have a material adverse effect on the Property.

11.1.7                Litigation. Seller has not received written notice of any legal action, suit or proceeding against Seller or the Property before or by any federal or state court, commission, regulatory body, or administrative agency, domestic or foreign, which would, if determined adversely to Seller, materially and adversely affect the use or the value of the Property.

11.1.8                No Employees. There are no on-site employees of Seller employed in connection with the management, operation or maintenance of the Property. Buyer shall have no obligation, liability or responsibility with respect to charges, salaries, vacation pay, fringe benefits or like items subsequent to Closing, nor with respect to any management or employment agreements with respect to the Property.

11.1.9                Section 1445. Seller is not a “foreign person” as defined by the Internal Revenue Code (the “Code”), Section 1445, Seller’s Taxpayer or Employer I.D. Number is 04-3 110455, and Seller will execute and deliver to Buyer at Closing an affidavit or certification in compliance with Code Section 1445.

11.1.10           Patriot Act/Executive Order 13224. Seller is not in violation of any legal requirements, now or hereafter in effect, relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, including, without limitation, Executive Order 13224 (as defined below) and the Patriot Act (as defined below). Seller (i) is not (a) a Blocked Person (as defined below) or (b) owned, in whole or in part, directly or indirectly, by any Blocked Person; and (ii) does not (a) conduct any business or engage in any transaction or dealing with a Blocked Person or (b) deal in, or otherwise engage in, any transaction or dealing relating to any property, or interests in property, blocked pursuant to Executive Order 13224.

As used herein, (i) “Blocked Person” is defined as any individuals or entities which (a) are owned or controlled by, or acting on behalf of, the governments of countries currently listed under section 6(j) of the Export Administration Act as supporting international terrorism, or (b) are owned or controlled by, are acting on behalf of, or are associated with international terrorism, as indicated by their listing on the Treasury Department’s Specially Designated Nationals and Blocked Persons, as updated from time to time; (ii) “Executive Order 13224” is defined as Executive Order Number 13224, “Blocking Property Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism,” 66 Fed. Reg. 49079 (Sept. 23, 2001); and (iii) “Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272.

11.2                          Seller shall indemnify and defend Buyer against and hold Buyer harmless from any and all claims related to losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of any breach by Seller of its representations and warranties hereunder or in any document, instrument or agreement delivered pursuant hereto (“Claims”). The representations and warranties of the Seller contained herein shall survive the Closing and delivery of the Deed for a period of six (6) months after Closing, and with respect to any written Claim made within such period, until final unappealable adjudication or settlement thereof. Any Claim must be delivered to Seller on or before that date which is six (6) months after the Closing Date, time being of the essence. No such notice of Claim shall be effective unless such notice identifies such Claim with reasonable specificity or sets forth the primary facts, circumstances, conditions or events then known to Buyer which gave rise to such Claim. Notwithstanding anything herein to the contrary, Seller shall in no event have any liability for any Claim (i) unless and until the aggregate amount of all such Claims exceeds $250,000.00 and then only to the extent such aggregate amount exceeds $250,000.00, or (ii) for any amounts in excess of $1,000,000.00 in the aggregate.

11.3                          To the extent that, prior to the Effective Date, Buyer has obtained actual knowledge or is deemed to know that the representations and warranties of the Seller made herein are inaccurate, untrue or incorrect in any way when made, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the Effective Date. For purposes herein, Buyer shall be “deemed to know” anything reflected in the Property Information or in any documents delivered to Buyer with respect to the Property. If after the Effective Date but prior to Closing, Buyer first obtains actual knowledge that any of the representations or warranties made herein by Seller are inaccurate, untrue or incorrect in any material respect, then Buyer shall elect either to (a) waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price, in which case Seller’s representations and warranties shall be deemed to be revised to reflect such information or (b) to terminate this Contract by notice to Seller given within five (5) business days after Buyer’s discovery of such matters, in which event the Deposit shall be paid to Buyer and thereupon all obligations of the parties under this Contract shall terminate (other than Buyer’s obligations under Sections 9.4, ARTICLE 15, and Section 20.15 hereof, which shall remain in effect), unless such matter is reasonably susceptible of being remedied and Seller has notified Buyer within such five (5) day period that Seller is willing to remedy such matter (in which case such remedy shall be a condition to Buyer’s obligations hereunder), and if such matter arises during the thirty (30) day period immediately prior to the Closing hereunder, then Seller may extend the Closing for up to thirty (30) days by written notice to Buyer.

11.4                          For the purposes of this Contract, the term “Seller’s knowledge” or words of similar import, shall refer only to the actual knowledge of Curtis Kemeny, and shall not be construed to refer to the knowledge of any other manager, member, partner, beneficial owner, officer, employee or agent of Seller, nor shall such term impose any duty to investigate the matters to which such knowledge, or absence thereof, pertain. There shall be no personal liability on the part of Curtis Kemeny, arising out of any representations or warranties made herein or otherwise. If, after the date hereof and prior to the Closing, either party obtains knowledge that any of the representations or warranties made herein by the other are untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) business days of obtaining such knowledge and the party so notified shall have the opportunity to cure such matter prior to the Closing.

ARTICLE 12. Seller’s Covenants Prior to Closing.

Between the date hereof and the Closing:

12.1                          Operation of Premises. Subject to the provisions of ARTICLE 12 hereof, Seller shall operate the Premises or cause the Premises to be operated in the ordinary course of business and consistent with past procedures heretofore followed by it in connection with such operation, including, without limitation, maintaining Seller’s existing insurance coverage with respect to the Property, provided, however, that Seller shall not be obligated to make any capital improvements, capital repair or capital replacements prior to Closing.

12.2                          Removal of Personal Property. Seller shall not permit the removal of any material item of the Personal Property from the Premises unless the same is obsolete and is replaced by tangible personal property of equal or greater utility and value.

12.3                          Leases. After the Effective Date, Seller shall not (i) enter into any lease, (ii) amend, modify or cancel any Lease (or guaranty thereof) or (iii) grant any consents under, or waive any provisions of, any Lease, in each case without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Any consent requested by Seller pursuant to the preceding sentence shall be deemed to have been given if Buyer fails to respond to such request within five (5) business days after its receipt of such request.

12.4       Operating Contracts. Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any contract other than leases as aforesaid which could bind Buyer or the Property after the Closing. Buyer hereby elects to assume the Operating Contracts set forth on the schedule attached to this Contract as Exhibit I. All other Operating Contracts shall be terminated by Seller at or prior to the Closing Date.

ARTICLE 13. Apportionment of Taxes and Other Charges.

13.1       Prorations. All normal and customarily proratable items, including without limitation, real estate and personal property taxes and assessments, utility bills (except as hereinafter provided), collected rents and other income, and Operating Contract payments (under Operating Contracts assumed by Buyer), shall be prorated as of the Closing Date, Seller being charged and credited for all of the same relating to the period up to the Closing Date and Buyer being charged and credited for all of the same relating to the period on and after the Closing Date. If the amount of any such item is not known at the time of the delivery of the Deed, such item shall be apportioned on the basis of the comparable period of the prior year with a reapportionment within thirty (30) days of the Closing Date or as soon thereafter as the amount of the item is actually determined. No proration shall be made in relation to delinquent rents, common area expense charges or tax payments (collectively, “Delinquent Rents”) existing, if any, as of the Closing Date. To the extent that such Delinquent Rents or reimbursement obligations are paid or payable after Closing, Buyer agrees to use reasonable efforts to secure said Delinquent Rents and reimbursements from the tenants (with no obligation, however, to incur any additional out-of-pocket costs with respect thereto) and as soon as the same are received by Buyer, said receipts shall be applied first to any amounts expended by Buyer to secure Delinquent Rents, then to the rents owed by such tenant for any period after Closing, then to the rents owed by such tenant for the month of the Closing, and then to Delinquent Rents. Seller reserves the right to bring suit against tenants of the Property to collect for Delinquent Rent (and other charges due to Seller for the period prior to the Closing) but Seller may not, subsequent to the date hereof, bring suit for possession of the premises occupied by such tenants.

13.2       Utilities. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills. Otherwise a proration shall be made based upon the parties’ reasonable good faith estimate and a readjustment made within thirty (30) days after Closing or such later date as shall be necessary so that such readjustment may be based upon actual bills for such utilities. Seller shall be entitled to receive a return of all deposits presently in effect with the utility providers, and Buyer shall be obligated to make its own arrangements for deposits with the utility providers.

13.3       Security Deposits. Buyer shall receive a credit for all cash Security Deposits then held by Seller (together with interest thereon at the statutory rate to the extent owed but not yet paid to the tenants) and in such event Buyer shall assume all of Seller’s obligations to repay such Security Deposits to Tenants. Buyer shall indemnify and hold Seller harmless from any and all losses, costs, damages, liens, claims, counterclaims, liabilities and expenses (including, but not limited to, reasonable attorney’s fees, court costs and disbursements) incurred by Seller as the result of Seller taking any steps pursuant to a request of Buyer, including drawing, or seeking to draw, on any Tenant’s Security Deposit.

13.4         Survival. The provisions of this ARTICLE 13 shall survive the Closing for a period of six (6) months, and in the event of any error in performing the prorations contemplated by this Contract or if information becomes available subsequent to the Closing indicating that the prorations performed at Closing were not accurate the parties hereto shall be obligated promptly to re-prorate the closing adjustments to correct such errors and to reflect such new information. A detailed statement shall be prepared at the Closing setting forth the manner of computation of the aforesaid pro ration adjustments.

ARTICLE 14. Closing Costs.

Except as hereinafter specifically provided, Seller and Buyer shall allocate all closing costs between them in accordance with standard practice in Boston, Massachusetts. Each of Seller and Buyer shall be responsible for preparing such documents as it is obligated to deliver pursuant to ARTICLE 5 hereof and for its own legal expenses. Seller and Buyer agree to allocate closing costs as follows:

14.1         Transfer taxes, deed taxes, gains taxes or the like shall be paid by Seller.

14.2         Buyer’s Title Policy expenses and premiums shall be paid by Buyer.

14.3         Survey expenses shall be paid by Buyer.

14.4         The cost of preparation and recordation of any releases and termination statements required to clear title to the Property shall be paid by Seller.

14.5         The cost of recordation of the Deed shall be paid by Buyer.

ARTICLE 15. Broker.

15.1         Each party represents hereby to the other that it dealt with no broker in the consummation of this Contract except for Cushman & Wakefield of Massachusetts, whose commission shall be paid by Seller, and each party shall indemnify and save the other harmless from and against any claim, loss, cost, damage, liabilities and expense (including, without limitation, reasonable counsel fees and court costs) arising from the breach of such representation by the indemnifying party.

15.2         The provisions of this ARTICLE 15 shall survive Closing or the termination of this Contract.

ARTICLE 16. Representations and Warranties of Buyer.

Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

16.1         Buyer is, and on the Closing Date shall be, a limited liabilty company duly and validly organized and existing and governed by the laws of the Commonwealth of Massachusetts. This Contract and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, and all consents required under Buyer’s organizational documents or by law will have been obtained. All necessary third party consents and approvals to the transactions contemplated hereby have been obtained. This Contract and such documents are, or at the Closing will be, legal, valid, and binding obligations of Buyer enforceable in accordance with their terms, and do not, and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

16.2         There are no proceedings pending or, to Buyer’s knowledge, threatened against it in any court or before any governmental authority or any tribunal which, if adversely determined, would have a material adverse effect on its ability to purchase the Property or to carry out its obligations under this Contract.

16.3         Buyer represents, warrants and covenants that (i) Buyer is not an “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA or a “governmental plan” within the meaning of Section 3(32) of ERISA; and (ii) Buyer is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A)          Equity interests in Buyer are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B)           Less than 25 percent of each outstanding class of equity interests in Buyer are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C)           Buyer qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c), (d) or (e); or

(D)          Buyer is an investment company registered under the Investment Company Act of 1940.

16.4         Buyer is not in violation of any legal requirements, now or hereafter in effect, relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, including, without limitation, Executive Order 13224 and the Patriot Act. Buyer (i) is not (a) a Blocked Person or (b) owned, in whole or in part, directly or indirectly, by any Blocked Person; and (ii) does not (a) conduct any business or engage in any transaction or dealing with a Blocked Person or (b) deal in, or otherwise engage in, any transaction or dealing relating to any property, or interests in property, blocked pursuant to Executive Order 13224.

16.5         Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of any breach by Buyer of its representations and warranties hereunder.

16.6         The representations, warranties and indemnifications of Buyer contained herein and in any document executed by Buyer in connection herewith shall survive the Closing and delivery of the Deed for a period of six (6) months, and with respect to any written claim made and delivered by Seller to Buyer within such period until final unappealable adjudication or settlement thereof. Any claim must be delivered to Buyer on or before that date which is six (6) months after the Closing Date, time being of the essence.

ARTICLE 17. Further Assurances.

17.1         Seller and Buyer shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to carry out the intent and purposes of the transactions contemplated hereby. Except for such instruments and documents as the parties were originally obligated to deliver by the terms of this Contract, such cooperation shall be without additional cost or liability.

17.2         The provisions of this Article 17 shall survive the Closing.

ARTICLE 18. Duties and Responsibilities of Escrow Agent.

Escrow Agent shall deliver the Deposit to Seller or Buyer promptly after receiving a joint written notice from Seller and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction. If Escrow Agent receives written notice from Buyer or Seller that the party giving such notice is entitled to the Deposit, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrow Agent shall (i) promptly give notice to the other party of Escrow Agent’s receipt of such notice and enclosing a copy of such notice and (ii) subject to the provisions of the following paragraph which shall apply if a conflict arises, on the fifth (5th) business day after the effective date of the notice referred to in clause (i) above, deliver the Deposit to the party claiming the right to receive it.

In the event that Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer or Seller which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of Escrow Agent, are in conflict with any of the provisions of this Contract, it shall be entitled to take any of the following courses of action:

18.1         Hold the Deposit as provided in this Contract and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or any order of a court of competent jurisdiction directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit in accordance with such direction;

18.2         In the event of litigation between Buyer and Seller, shall deliver the Deposit to the clerk of any court in which such litigation is pending; or

18.3         Deliver the Deposit to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrow Agent to be borne by whichever of Buyer or Seller does not prevail in the litigation.

Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Contract and it may rely, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. In no event shall Escrow Agent’s liability hereunder exceed the aggregate amount of the Deposit. Escrow Agent shall be under no obligation to take any legal action in connection with the Escrow or this Contract or to appear in, prosecute or defend any action or legal proceedings which would or might, in its sole opinion, involve it in cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrow Agent shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability. Notwithstanding any other provision of this Contract, Buyer and Seller jointly indemnify and hold harmless Escrow Agent against any loss, liability or expense incurred without bad faith on its part and arising out of or in connection with its services under the terms of this Contract, including the cost and expense of defending itself against any claim of liability.

Escrow Agent shall not be bound by any modification of this Contract affecting Escrow Agent’s duties hereunder unless the same is in writing and signed by Buyer, Seller and Escrow Agent. From time to time on or after the date hereof, Buyer and Seller shall deliver or cause to be delivered to Escrow Agent such further documents and instruments that fall due, or cause to be done such further acts as Escrow Agent may reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Contract, to evidence compliance with this Contract or to assure itself that it is protected in acting hereunder.

Escrow Agent shall serve hereunder without fee for its services as escrow agent, but shall be entitled to reimbursement for expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Seller, unless such expenses are associated with litigation between Buyer and Seller, in which event they shall be borne by the party that does not prevail in the litigation. Escrow Agent agrees that it will not seek reimbursement for the services of its employees or partners, but only for its actual and reasonably incurred out of pocket expenses. Escrow Agent executes this Contract solely for the purpose of consent to, and agreeing to be bound by the provisions of this ARTICLE 18, and to the extent applicable to Escrow Agent, ARTICLE 3.

ARTICLE 19. Notices.

Any notice, consent or approval required or permitted to be given under this Contract shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one business day after being deposited with Federal Express or another reliable overnight courier service for next day deliver, (iii) upon facsimile transmission (except that if the date of such transmission is not a business day, then such notice shall be deemed to be given on the first business day following such transmission), or (iv) three business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

To Seller:	Battlegreen Apartments Trust,
Curtis Kemeny, Trustee
c/o Boston Residential Group, LLC
221 Massachusetts Avenue, Suite 402
Boston, Massachusetts 02115
Attention: Curtis Kemeny

with a copy to:	Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: Frank E. Litwin, Esq.

To Buyer:	Hamilton Battle Green Apartments, LLC
c/o The Hamilton Company, Inc.
39 Brighton Avenue
Boston, Massachusetts 02134
Attention: Carl A. Valeri, President

with a copy to:	Dionne & Gass LLP
131 Dartmouth Street, Suite 501
Boston, Massachusetts 02116
Attention: Sally E. Michael, Esq.

or such other address as either party may from time to time specify in writing to the other. Any notice, consent, approval or extension of time hereunder may be given on behalf of a party by its attorney in accordance with the terms of this ARTICLE 19.

ARTICLE 20. Miscellaneous.

20.1         Assignment by Purchaser; Successors and Assigns. Without the prior written consent of Seller, which consent may be withheld by in Seller’s sole discretion, Buyer shall not, directly or indirectly, assign this Contract or any of its rights hereunder. Notwithstanding the foregoing, Buyer shall have the right to assign this Contract to any entity in which The Hamilton Company (or any of its principals or affiliates) owns directly or indirectly, not less than fifty percent (5 0%) of the equity interests therein and is directly or indirectly a manager or general partner; provided that Buyer gives Seller written notice of such assignment not less than five (5) days prior to the Closing and such entity assumes the obligations of Buyer hereunder in writing. Without limiting the foregoing, no such assignment shall release Buyer from its obligations hereunder. Subject to the terms of this paragraph, this Contract shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns.

20.2         Entire Agreement; Amendment. The parties understand and agree that their entire agreement is contained herein and that no warranties, guarantees, statements, or representations shall be valid or binding on a party unless set forth in this Contract. It is further understood and agreed that all prior understandings and agreements heretofore had between the parties are merged in this Contract which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying on any statement or representation not embodied in this Contract. This Contract may be changed, modified, altered or terminated only by a written agreement signed by Buyer and Seller and, with respect to the provisions of ARTICLE 18 only, the Escrow Agent.

20.3         Governing Law. This Contract shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law or conflicts of law. For purposes of any suit, action or proceeding involving this Contract, Buyer and Seller hereby expressly submit to the jurisdiction of all federal and state courts sitting in the Commonwealth of Massachusetts and consent that any order, process, notice of motion or application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and the parties agree that such courts shall have exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, the parties agree upon the request of the other to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction. Each party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Contract brought in any federal or state court sitting in the Commonwealth of Massachusetts, and hereby further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

20.4         Waiver of Trial by Jury. In recognition of the benefits of having any disputes with respect to this Contract resolved by an experienced and expert person, Buyer and Seller hereby agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto on or with respect to this Contract or which in any way relates, directly or indirectly, to this Contract or any event, transaction, or occurrence arising out of or in any way connected with this Contract or the Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, EXPRESSLY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

20.5         No Waiver. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Contract shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Contract.

20.6         Time of the Essence; Time Periods. Time is of the essence of this Contract. Any reference in this Contract to the time for the performance of obligations or elapsed time shall mean consecutive calendar or business days, months, or years, as applicable. As used in this Contract, the term “business day” shall mean any day other than a Saturday, Sunday, recognized federal holiday or a recognized state holiday in the Commonwealth of Massachusetts. If the last date for performance by either party under this Contract occurs on a day which is not a business day, then the last date for such performance shall be extended to the next occurring business day.

20.7         Severability. If any term, provision, covenant, or condition of this Contract, or the application thereof to any person or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants, and conditions of this Contract, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Contract so long as this Contract as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Contract will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be enforced upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

20.8         Counterparts. This Contract may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall be deemed to constitute one and the same instrument.

20.9         Construction of Agreement. This Contract shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Contract.

20.10       No Personal Liability. Buyer acknowledges and agrees that no general or limited partner, officer, director, equity owner, employee, agent, member, manager or representative of Seller (or any partner, member or manager of such a partner, member or manager) shall ever have any personal liability under this Contract. Seller acknowledges and agrees that no general or limited partner, officer, director, member, manager, equity owner, employee or representative of Buyer (or any partner, member or manager of such a partner, member or manager) shall ever have any personal liability under this Contract.

20.11       Merger. Except as otherwise specifically provided herein or in any closing document, the acceptance of the deed by the recordation thereof shall be deemed to be a full and complete performance and discharge of every agreement and obligation of the Seller herein contained.

20.12       No Third Party Beneficiaries. Nothing in this Contract is intended, nor will be deemed, to confer rights or remedies upon any person or legal entity not a party to this Contract.

20.13       Captions. The captions in this Contract are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Contract or any part hereof.

20.14       Recording. It is agreed hereby that neither this Contract nor any notice or memorandum hereof shall be recorded or filed with the Middlesex County Registry of Deeds or with any other governmental body.

20.15       Publicity and Confidentiality. Seller and Buyer each agree that, prior to the Closing, the terms of the transaction contemplated by this Contract, the existence of this

Contract, any information discovered by Buyer during its due diligence and all information made available by one party to the other shall be maintained in strict confidence and no disclosure of such information will be made by Seller or Buyer, whether or not the transaction contemplated by this Contract shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate that transaction. Nothing in this Article shall prevent Seller or Buyer from disclosing or accessing any information otherwise deemed confidential under this Article (a) in connection with that party’s enforcement of its rights hereunder; (b) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement; (c) in connection with performance by either party of its obligations under this Contract (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (d) to potential investors, participants or assignees in or of the transaction contemplated by this Contract. The provisions of this paragraph shall survive the Closing or the termination of this Contract.

20.16       No Offer. The submission of this Contract for review and execution shall not be deemed an offer by Seller to sell the Property nor a reservation or option for the Property on behalf of the Buyer. This Contract shall become effective and binding only upon the execution and delivery hereof by both the Buyer and the Seller.

20.17       IRS Real Estate Sales Reporting. Buyer, Seller and Escrow Agent hereby agree that Escrow Agent shall act as “the person responsible for closing” the transaction which is the subject of this Contract pursuant to Section 6045(e) of the Code and shall prepare and file all informational returns, including IRS Form 1099S, and shall otherwise comply with the provisions of Section 6045(e) of the Code.

20.18       Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Contract, the prevailing party shall be entitled to recover reasonable costs and expenses including reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed.

ARTICLE 21. Like-Kind Exchange.

At Seller’s election, Buyer shall cooperate with Seller in effecting a so-called Section 1031 like-kind exchange provided that (a) all costs and liabilities associated with such exchange shall be borne by Seller; (b) such cooperation shall not require Buyer to take title to any real estate other than the Property; (c) such exchange shall not affect Seller’s obligation to deliver title in accordance with the terms hereof; and (d) Seller shall indemnify and hold Buyer harmless from any and all cost, liability or expense arising out of such cooperation. The provisions of this paragraph shall survive the Closing.

At Buyer’s election, Seller shall cooperate with Buyer in effecting a so-called Section 1031 like-kind exchange provided that (a) all costs and liabilities associated with such exchange shall be borne by Buyer; (b) such cooperation shall not require Buyer to take title to any real estate; and (c) Buyer shall indemnify and hold Seller harmless from any and all cost, liability or expense arising out of such cooperation. The provisions of this paragraph shall survive the Closing.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as an instrument under seal as of the day and date first written above.

SELLER:

BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67

By:
Name: Curtis Kemeny
Title: Trustee, and not individually

BUYER:

HAMILTON BATTLE GREEN, LLC, a Massachusetts limited liability company

By:
Name: Harold Brown
Title: Manager

ESCROW AGENT:

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT A
DESCRIPTION OF REAL PROPERTY

LEGAL DESCRIPTION

Property Address: 32-42 Worthen Road, Lexington, Middlesex County, Massachusetts

The land with the buildings thereon, situated in Lexington, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY:

by Worthen Road and land now or formerly of Rubin L. Seth and James O. Maxner, on three lines, two hundred sixty six and 8 1/100 (266.81) feet, eighty four and 39/100 (84.39) feet and thirty six (36) feet, each respectively;

NORTHEASTERLY:	by the center line of a ditch, as shown on a plan, hereinafter mentioned, five hundred three and 32/100 (503.32) feet;

SOUTHEASTERLY:

by land now or formerly of John P. & Loretto B. Whalen and the Town of Lexington, on three lines, as shown on said plan, one hundred ten and 83/100 (110.83) feet, sixty-eight (68) feet, and two hundred five and 82/100 (205.82) feet; and

SOUTHWESTERLY:	by land of Roman Catholic Archbishop of Boston, as shown on said plan, four hundred twenty nine and 84/100 (429.84) feet;

Containing 4.11 acres, more or less, and being shown as parcel marked “4.11 acres, more or less” on plan entitled “Plan of Land in Lexington, Mass.” Dated March 21, 1963, drawn by Wilbur C. Nylander, C.E., which plan is recorded with the Middlesex South District Registry of Deeds in Book 10351, Page 277.

For title reference see deed from Niles, Inc. to Paul W. Boyd and William J. Furlong, Trustees of Battlegreen Apartments Trust, recorded with the Middlesex South District Registry of Deeds in Book 10496, Page 069

EXHIBIT B
PERSONAL PROPERTY

Snow blower

Hand Tools

Weed blower

Business equipment

Parts and supplies

Maintenance equipment, i.e., vacuum cleaner

EXHIBIT C
LEASES

Tenant	Bldg	Unit	Type	Lease Prep	Orig Occ	Current Lease Start	Lease End
Lizette B. Mazza	32A	1	2B	8/9/2005	10/8/2005	9/1/2010	8/31/2011
Eugene and Anne Foley	32A	2	2B	6/2/2009	6/13/2009	6/1/2011	5/31/2012
Mr. Can Bulucu and Ms. Beril Bayrak (Bulucu)	32A	3	2B	7/1/2010	8/1/2010	8/1/2010	7/31/2011
Basil & Mary MacDonald	32A	4	2B	5/10/2004	5/15/2004	5/1/2011	4/30/2012
Chandrashekhar and Chaitrali Yadav	32B	1	2B	12/14/2009	1/15/2010	1/1/2011	12/31/2011
John & Dolores Furnstahl	32B	2	2B	5/8/2008	8/1/2008	8/1/2010	7/31/2011
Barbara A. Boudreau	32B	3	2B	2/1/2010	tbd	2/1/2011	1/31/2012
Hal and Sally Singley	32B	4	2B	7/3/1997	7/1/1997	7/1/2009	6/30/2011
James Freeman	34A	1	2B	9/3/1999	7/15/1990	9/1/2010	8/31/2011
Marion E. Braley	34A	2	2B	7/23/09	8/1/2009	8/1/2010	7/31/2011
J. Richard Vyce	34A	3	2B	9/3/1999	3/1/1992	9/1/2010	8/31/2011
Dr. Maria Brunette	34A	4	2B	03/20/10	3/30/2010	3/30/2010	5/31/2011
Fred Oliver, Property Superintendent	34B	1	2B	na	6/15/1994	6/15/1994	TAW
William & Lorraine Blair	34B	2	2B	3/31/2009	5/15/2009	6/1/2011	5/31/2012
Martin & Helen Lindenauer	34B	3	2B	7/30/1984	8/1/1984	9/1/2010	8/31/2011
James Schlosser	34B	4	2B	2/18/2010	3/15/2010	4/1/2011	3/31/2012
Adam Jenkins	36A	1	1B	3/19/2008	6/15/2008	6/1/2010	5/31/2011
Lillian M. Carlson	36A	2	1B	3/24/2010	4/1/2010	4/1/2011	3/31/2012
David W. J. McGirr	36A	3	1B	3/24/2004	4/1/2004	4/1/2011	3/31/2012
Cathy Button	36A	4	1B	10/11/05	10/15/05	8/1/2010	7/31/2011
Vacant	36B	1	1B
Irene Stratford (LHA)	36B	2	1B	3/25/2002	3/29/2002	4/1/2011	3/31/2012
Dr. James S. Evans	36B	3	1B	10/21/2010	10/30/2010	10/24/2010	10/31/2011
Gregory Boyadjian	36B	4	1B	12/23/2010	1/10/2011	1/1/2011	4/30/2012
John P. Fontas	38A	1	1B	1/28/2010	2/6/2010	2/1/2011	1/31/2012
Kathryn A. Kelly	38A	2	1B	11/15/05	11/22/05	9/1/2010	8/31/2011
Margaret N. Brooke	38A	3	1B	4/12/2010	4/19/2010	5/1/2011	4/30/2012
John Phelan	38A	4	1B	3/28/2007	4/1/2007	5/1/2011	4/30/2012
Ed and Nancy Andrews	38B	1	1B	3/25/2010	5/15/2010	6/1/2011	5/31/2012
Ms. Lettys J. Berson	38B	2	1B	4/12/2010	5/8/2010	5/8/2010	5/31/2011
Robert McMurray	38B	3	1B	11/14/2008	11/15/2008	12/1/2010	11/30/2011
James and Rosa Breda	38B	4	1B	4/12/2010	5/1/2010	5/1/2011	8/31/2011
William Stone	40A	1	1B	6/2/2009	7/1/2009	7/1/2009	6/30/2011
Mildred H. Page	40A	2	1B	10/7/1997	11/1/1985	9/1/2010	8/31/2011

William and Renee Rubin	40A	3	1B	3/15/2010	4/5/2010	4/1/2011	5/31/2011
Louise E. Shaughnessy	40A	4	1B	03/07/11	03/15/11	3/15/2011	3/31/2012
Edward C. Burri and Jonathan Cunha	40B	1	1B	7/23/2010	7/31/2010	7/31/2010	7/31/2011
Catherine Rego	40B	2	1B	10/27/98	12/1/1998	8/1/20 10	7/31/2011
Jill Barnett (Cosigner=Dr. Gary Barnett)	40B	3	1B	8/11/2010	8/14/2010	8/14/2010	8/31/2011
Mary Frances Noonan	40B	4	1B	5/18/1998	6/1/1998	6/1/2011	5/31/2012
Valerie Larsin	42A	1	2B	7/27/1998	9/1/1998	9/1/2010	8/31/2011
Elspeth Whitney	42A	2	2B	5/23/2002	6/15/2002	7/1/2011	6/30/2012
Mrs. H. Bigelow (Barbara) Moore	42A	3	2B	7/26/2000	9/15/2000	8/1/2010	7/31/2011
Saumitra & Krishna Banerjee	42A	4	2B	7/26/2010	8/1/2010	8/1/2010	7/31/2011
Norma Perry	42B	1	2B	7/7/2009	9/1/2009	9/1/2010	8/31/2011
Frank & Marriotte Lane	42B	2	2B	6/19/2009	9/1/2009	9/1/2010	8/31/2011
Richard Harding	42B	3	2B	11/10/03	12/1/2003	8/1/2009	7/31/2011
Robert Sumner	42B	4	2B	10/6/2006	10/13/06	5/1/2011	4/30/2012
48 Units

EXHIBIT D
DEED

BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67 with an address of c/o Boston Residential Group, LLC, 221 Massachusetts Avenue, Suite 402, Boston, Massachusetts 02115 (“Grantor”), for consideration paid and full consideration of TEN MILLION DOLLARS ($10,000,000.00) grants to HAMILTON BATTLE GREEN, LLC, a Massachusetts limited liability company, having an address of c/o The Hamilton Company, 39 Brighton Avenue, Boston, Massachusetts 02134, with QUITCLAIM COVENANTS , the land, together with any improvements thereon, located in Lexington, Middlesex County, Massachusetts, as more particularly described in EXHIBIT A attached hereto and made a part hereof.

The conveyance is made together with and subject to all recorded easements, conditions, restrictions and agreements and all other matters of record that lawfully apply to the property hereby conveyed.

The premises do not constitute all or substantially all of the Grantor’s property in the Commonwealth of Massachusetts.

For Grantor’s title, see Deed of Niles, Inc., recorded with the Middlesex County Registry of Deeds in Book 10496, Page 069.

[Balance of page intentionally left blank]

Witness our hand and seal as of the        day of May, 2011.

BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964

By:
Name: Curtis Kemeny
Title: Trustee, and not individually

COMMONWEALTH OF MASSACHUSETTS

                      , ss.

On this          day of                                    , 20    , before me, the undersigned notary public, personally appeared provided to me through satisfactory evidence of identification which were to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose as                   for

.

(official signature and seal of notary) My commission expires:

COMMONWEALTH OF MASSACHUSETTS

                      , ss.

On this          day of                                       , 20    , before me, the undersigned notary public, personally appeared provided to me through satisfactory evidence of identification which were to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose as                       for

.

(official signature and seal of notary) My commission expires:

EXHIBIT E
BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67 (“Seller”), for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to HAMILTON BATTLE GREEN, LLC, a Massachusetts limited liability company (“Buyer”), its successors and assigns, for its and their own use and benefit, forever, any and all personal property (whether tangible, intangible or otherwise) owned by Seller and now at, in or upon or used in connection with the premises known as Battle Green Apartments, located in Lexington, Massachusetts, and more particularly described in EXHIBIT A attached hereto and incorporated herein by reference (the “Premises”), including, without limitation, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description of all replacements thereof, as is, where is, and without warranty, express or implied, of merchantability or fitness for a particular purpose. Notwithstanding the foregoing, to the Seller’s knowledge, as that phrase is defined in Section 11.4 of the Purchase and Sale Contract between Buyer and Seller (the “Contract”) and subject to the limitations on the liability of Seller set forth in Section 11.2 of the Contract, Seller has not transferred any interest in any such personal property or granted any liens or encumbrances with respect to any such personal property.

In Witness Whereof, Seller has executed this bill of sale, under seal, as of the          day of May, 2011.

BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67

By:
Name: Curtis Kemeny
Title: Trustee, and not individually

EXHIBIT A TO BILL OF SALE

DESCRIPTION OF PREMISES

LEGAL DESCRIPTION

Property Address: 32-42 Worthen Road, Lexington, Middlesex County, Massachusetts

The land with the buildings thereon, situated in Lexington, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY:

by Worthen Road and land now or formerly of Rubin L. Seth and James O. Maxner, on three lines, two hundred sixty six and 8 1/100 (266.81) feet, eighty four and 39/100 (84.39) feet and thirty six (36) feet, each respectively;

NORTHEASTERLY:	by the center line of a ditch, as shown on a plan, hereinafter mentioned, five hundred three and 32/100 (503.32) feet;

SOUTHEASTERLY:

by land now or formerly of John P. & Loretto B. Whalen and the Town of Lexington, on three lines, as shown on said plan, one hundred ten and 83/100 (110.83) feet, sixty-eight (68) feet, and two hundred five and 82/100 (205.82) feet; and

SOUTHWESTERLY:	by land of Roman Catholic Archbishop of Boston, as shown on said plan, four hundred twenty nine and 84/100 (429.84) feet;

Containing 4.11 acres, more or less, and being shown as parcel marked “4.11 acres, more or less” on plan entitled “Plan of Land in Lexington, Mass.” Dated March 21, 1963, drawn by Wilbur C. Nylander, C.E., which plan is recorded with the Middlesex South District Registry of Deeds in Book 10351, Page 277.

For title reference see deed from Niles, Inc. to Paul W. Boyd and William J. Furlong, Trustees of Battlegreen Apartments Trust, recorded with the Middlesex South District Registry of Deeds in Book 10496, Page 069

EXHIBIT F

ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: LEASES)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this            day of May, 2011, by and between BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67 (“Assignor”) and HAMILTON BATTLE GREEN, LLC, a Massachusetts limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, Assignee has this date purchased from Assignor certain real property (the “Premises”), known as Battle Green Apartments, located in Lexington, Middlesex County, Massachusetts all more particularly described on Exhibit A attached hereto and incorporated herein by reference; and

WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased (the “Contract”), it was contemplated that Assignor and Assignee would enter into this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.             Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

(a)           All leases, subleases and other occupancy agreements relating to or affecting the Premises, together with all guarantees of obligations of tenants and other parties under such leases and agreements, including, without limitation, the leases and other agreements being more fully described in Exhibit B attached hereto and incorporated herein by reference and hereby made a part hereof (collectively, the “Leases”); and

(b)           The current outstanding balance of all security deposits, key deposits, pet deposits, and prepaid rents, together with all interest accrued thereon, as more fully described on Exhibit C hereto and incorporated herein by reference (collectively, the “Security Deposits”);

TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.             Assignee hereby accepts the foregoing assignment of the Leases and does hereby covenant that with respect thereto:

(a)          Assignee shall indemnify and defend Assignor against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignee’s failure to perform any duty or obligation of Assignee under the Leases or with respect to the

Security Deposits attributable to the acts or omissions of Assignee and arising with respect to the period after the date hereof.

(b)         Assignee hereby assumes all the duties and obligations of Assignor accruing with respect to the period from and after the date hereof under the Leases and with respect to the Security Deposits.

3.             Assignor shall indemnify and defend Assignee against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignor’s failure to perform any duty or obligation of Assignor under the Leases or with respect to the Security Deposits attributable to the acts or omissions of Assignor and arising with respect to the period prior to the date hereof.

4.             This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and may not be modified or amended except by written agreement signed by both parties.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this agreement under seal on the day and year first above written.

BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67

By:
Name: Curtis Kemeny
Title: Trustee, and not individually

HAMILTON BATTLE GREEN, LLC, a Massachusetts limited liability company

By:
Name:
Title:

EXHIBIT A

TO

ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: LEASES)

DESCRIPTION OF REAL PROPERTY

LEGAL DESCRIPTION

Property Address: 32-42 Worthen Road, Lexington, Middlesex County, Massachusetts

The land with the buildings thereon, situated in Lexington, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY:

by Worthen Road and land now or formerly of Rubin L. Seth and James O. Maxner, on three lines, two hundred sixty six and 8 1/100 (266.81) feet, eighty four and 39/100 (84.39) feet and thirty six (36) feet, each respectively;

NORTHEASTERLY:	by the center line of a ditch, as shown on a plan, hereinafter mentioned, five hundred three and 32/100 (503.32) feet;

SOUTHEASTERLY:

by land now or formerly of John P. & Loretto B. Whalen and the Town of Lexington, on three lines, as shown on said plan, one hundred ten and 83/100 (110.83) feet, sixty-eight (68) feet, and two hundred five and 82/100 (205.82) feet; and

SOUTHWESTERLY:	by land of Roman Catholic Archbishop of Boston, as shown on said plan, four hundred twenty nine and 84/100 (429.84) feet;

Containing 4.11 acres, more or less, and being shown as parcel marked “4.11 acres, more or less” on plan entitled “Plan of Land in Lexington, Mass.” Dated March 21, 1963, drawn by Wilbur C. Nylander, C.E., which plan is recorded with the Middlesex South District Registry of Deeds in Book 10351, Page 277.

For title reference see deed from Niles, Inc. to Paul W. Boyd and William J. Furlong, Trustees of Battlegreen Apartments Trust, recorded with the Middlesex South District Registry of Deeds in Book 10496, Page 069

EXHIBIT B

TO

ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: LEASES)

LEASES

						Current
Tenant	Bldg	Unit	Type	Lease Prep	Orig Occ	Lease Start	Lease End

Lizette B. Mazza	32A	1	2B	8/9/2005	10/8/2005	9/1/2010	8/31/2011
Eugene and Anne Foley	32A	2	2B	6/2/2009	6/13/2009	6/1/2011	5/31/2012
Mr. Can Bulucu and Ms.
Beril Bayrak (Bulucu)	32A	3	2B	7/1/2010	8/1/2010	8/1/2010	7/31/2011
Basil & Mary MacDonald	32A	4	2B	5/10/2004	5/15/2004	5/1/2011	4/30/2012
Chandrashekhar and Chaitrali
Yadav	32B	1	2B	12/14/2009	1/15/2010	1/1/2011	12/31/2011
John & Dolores Furnstahl	32B	2	2B	5/8/2008	8/1/2008	8/1/2010	7/31/2011
Barbara A. Boudreau	32B	3	2B	2/1/2010	tbd	2/1/2011	1/31/2012
Hal and Sally Singley	32B	4	2B	7/3/1997	7/1/1997	7/1/2009	6/30/2011
James Freeman	34A	1	2B	9/3/1999	7/15/1990	9/1/2010	8/31/2011
Marion E. Braley	34A	2	2B	7/23/09	8/1/2009	8/1/2010	7/31/2011
J. Richard Vyce	34A	3	2B	9/3/1999	3/1/1992	9/1/2010	8/31/2011
Dr. Maria Brunette	34A	4	2B	03/20/10	3/30/2010	3/30/2010	5/31/2011
Fred Oliver, Property
Superintendent	34B	1	2B	na	6/15/1994	6/15/1994	TAW
William & Lorraine Blair	34B	2	2B	3/31/2009	5/15/2009	6/1/2011	5/31/2012
Martin & Helen Lindenauer	34B	3	2B	7/30/1984	8/1/1984	9/1/2010	8/31/2011
James Schlosser	34B	4	2B	2/18/2010	3/15/2010	4/1/2011	3/31/2012
Adam Jenkins	36A	1	1B	3/19/2008	6/15/2008	6/1/2010	5/31/2011
Lillian M. Carlson	36A	2	1B	3/24/2010	4/1/2010	4/1/2011	3/31/2012
David W. J. McGirr	36A	3	1B	3/24/2004	4/1/2004	4/1/2011	3/31/2012
Cathy Button	36A	4	1B	10/11/05	10/15/05	8/1/2010	7/31/2011
Vacant	36B	1	1B
Irene Stratford (LHA)	36B	2	1B	3/25/2002	3/29/2002	4/1/2011	3/31/2012
Dr. James S. Evans	36B	3	1B	10/21/2010	10/30/2010	10/24/2010	10/31/2011
Gregory Boyadjian	36B	4	1B	12/23/2010	1/10/2011	1/1/2011	4/30/2012
John P. Fontas	38A	1	1B	1/28/2010	2/6/2010	2/1/2011	1/31/2012
Kathryn A. Kelly	38A	2	1B	11/15/05	11/22/05	9/1/2010	8/31/2011
Margaret N. Brooke	38A	3	1B	4/12/2010	4/19/2010	5/1/2011	4/30/2012
John Phelan	38A	4	1B	3/28/2007	4/1/2007	5/1/2011	4/30/2012
Ed and Nancy Andrews	38B	1	1B	3/25/2010	5/15/2010	6/1/2011	5/31/2012
Ms. Lettys J. Berson	38B	2	1B	4/12/2010	5/8/2010	5/8/2010	5/31/2011

Robert McMurray	38B	3	1B	11/14/2008	11/15/2008	12/1/2010	11/30/2011
James and Rosa Breda	38B	4	1B	4/12/2010	5/1/2010	5/1/2011	8/31/2011
William Stone	40A	1	1B	6/2/2009	7/1/2009	7/1/2009	6/30/2011
Mildred H. Page	40A	2	1B	10/7/1997	11/1/1985	9/1/2010	8/31/2011
William and Renee Rubin	40A	3	1B	3/15/2010	4/5/2010	4/1/2011	5/31/2011
Louise E. Shaughnessy	40A	4	1B	03/07/11	03/15/11	3/15/2011	3/31/2012
Edward C. Burri and Jonathan
Cunha	40B	1	1B	7/23/2010	7/31/2010	7/31/2010	7/31/2011
Catherine Rego	40B	2	1B	10/27/98	12/1/1998	8/1/20 10	7/31/2011
Jill Barnett
(Cosigner=Dr. Gary Barnett)	40B	3	1B	8/11/2010	8/14/2010	8/14/2010	8/31/2011
Mary Frances Noonan	40B	4	1B	5/18/1998	6/1/1998	6/1/2011	5/31/2012
Valerie Larsin	42A	1	2B	7/27/1998	9/1/1998	9/1/2010	8/31/2011
Elspeth Whitney	42A	2	2B	5/23/2002	6/15/2002	7/1/2011	6/30/2012
Mrs. H. Bigelow (Barbara)
Moore	42A	3	2B	7/26/2000	9/15/2000	8/1/2010	7/31/2011
Saumitra & Krishna Banerjee	42A	4	2B	7/26/2010	8/1/2010	8/1/2010	7/31/2011
Norma Perry	42B	1	2B	7/7/2009	9/1/2009	9/1/2010	8/31/2011
Frank & Marriotte Lane	42B	2	2B	6/19/2009	9/1/2009	9/1/2010	8/31/2011
Richard Harding	42B	3	2B	11/10/03	12/1/2003	8/1/2009	7/31/2011
Robert Sumner	42B	4	2B	10/6/2006	10/13/06	5/1/2011	4/30/2012
48 Units

EXHIBIT C

TO

ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: LEASES)

SECURITY DEPOSITS

EXHIBIT G
ASSIGNMENT AND ASSUMPTION AGREEMENT

RE: CONTRACTS AND INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this            day of May, 2011, by and between BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67 ( “Assignor”), and HAMILTON BATTLE GREEN APARTMENTS, LLC, a Massachusetts limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, Assignee has this date purchased from Assignor certain real property (the “Premises”), known as Battle Green Apartments, located in Lexington, Middlesex County, Massachusetts all more particularly described on Exhibit A attached hereto and incorporated herein by reference; and

WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased (the “Contract”), it was contemplated that Assignor and Assignee would enter into this Assignment;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.             Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

(a)          all those certain management, service, supply and maintenance agreements, equipment leases and other contracts with respect to or affecting the Premises which Buyer has elected to assume per the Purchase and Sale Contract for the Premises, all as specifically listed on Schedule “Contracts” attached hereto and made a part hereof (collectively, the “Contracts”);

(b)         any intangible and other property now or hereafter owned by Seller and currently used in the ownership or operation of the Premises including, without limitation, all plans and specifications, surveys, operating manuals and other similar items with respect to the management, leasing, ownership, maintenance, use, occupancy and operation of the Premises, and any and all assignable permits, licenses, governmental approvals, certificates of occupancy, guaranties, warranties or other rights and approvals relating to the ownership, use or operation of the Premises (collectively, the “Intangibles”);

TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.             Assignee hereby accepts the foregoing assignment of the Contracts and the Intangibles and does hereby covenant that with respect thereto:

(a)          Assignee shall indemnify and defend Assignor against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignee’s failure to perform any duty or obligation of Assignee under the Contracts and the Intangibles attributable to the acts or omissions of Assignee and arising with respect to the period after the date hereof.

(b)         Assignee hereby assumes all the duties and obligations of Assignor accruing with respect to the period from and after the date hereof under the Contracts and the Intangibles.

3.           Assignor shall indemnify and defend Assignee against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignor’s failure to perform any duty or obligation of Assignor under the Contracts and the Intangibles attributable to the acts or omissions of Assignor and arising with respect to the period prior to the date hereof.

4.           This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and may not be modified or amended except by written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this agreement under seal on the day and year first above written.

BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67

By:
Name: Curtis Kemeny
Title: Trustee, and not individually

HAMILTON BATTLE GREEN, LLC, a Massachusetts limited liability company

By:
Name:
Title:

EXHIBIT A

TO

ASSIGNMENT AND ASSUMPTION AGREEMENT RE: CONTRACTS AND

INTANGIBLES

DESCRIPTION OF PREMISES

LEGAL DESCRIPTION

Property Address: 32-42 Worthen Road, Lexington, Middlesex County, Massachusetts

The land with the buildings thereon, situated in Lexington, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY:

by Worthen Road and land now or formerly of Rubin L. Seth and James O. Maxner, on three lines, two hundred sixty six and 8 1/100 (266.81) feet, eighty four and 39/100 (84.39) feet and thirty six (36) feet, each respectively;

NORTHEASTERLY:	by the center line of a ditch, as shown on a plan, hereinafter mentioned, five hundred three and 32/100 (503.32) feet;

SOUTHEASTERLY:

by land now or formerly of John P. & Loretto B. Whalen and the Town of Lexington, on three lines, as shown on said plan, one hundred ten and 83/100 (110.83) feet, sixty-eight (68) feet, and two hundred five and 82/100 (205.82) feet; and

SOUTHWESTERLY:	by land of Roman Catholic Archbishop of Boston, as shown on said plan, four hundred twenty nine and 84/100 (429.84) feet;

Containing 4.11 acres, more or less, and being shown as parcel marked “4.11 acres, more or less” on plan entitled “Plan of Land in Lexington, Mass.” Dated March 21, 1963, drawn by Wilbur C. Nylander, C.E., which plan is recorded with the Middlesex South District Registry of Deeds in Book 10351, Page 277.

For title reference see deed from Niles, Inc. to Paul W. Boyd and William J. Furlong, Trustees of Battlegreen Apartments Trust, recorded with the Middlesex South District Registry of Deeds in Book 10496, Page 069

SCHEDULE “CONTRACTS”

TO
ASSIGNMENT AND ASSUMPTION AGREEMENT RE: CONTRACTS AND

INTANGIBLES

1.             Laundry Contract

EXHIBIT H
CERTIFICATION OF NON-FOREIGN STATUS

ENTITY TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee (or buyer) of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Battlegreen Apartments Trust u/d/t dated March 27, 1964 (“Transferor”), the undersigned being duly authorized hereby certifies the following on behalf of Transferor:

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.           Transferor is not a disregarded entity as defined in § 1. 1445-2(b)(2)(iii) [or Transferor is a disregarded entity and                               is its sole member];

3.           Transferor’s U.S. employer identification number is       ; and

4.           Transferor’s office address is c/o Boston Residential Group, LLC, 221 Massachusetts Avenue, Suite 402, Boston, Massachusetts 02115.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, the undersigned declares that he/she has examined this certification, and to the best of his/her knowledge and belief it is true, correct, and complete.

BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67

By:
Name: Curtis Kemeny
Title: Trustee, and not individually

EXHIBIT I
OPERATING CONTRACTS

1.           Laundry Contract

EXHIBIT J
FORM OF SALE NOTICES

June , 2011

[Tenant Name and Notice address]

Re:          Battle Green Apartments, Lexington, Massachusetts

Dear                                 :

You are hereby advised that the above referenced property in which you are a tenant was sold and your lease was assigned and transferred effective as of the date of this letter to Hamilton Battle Green, LLC (the “Purchaser”). Your security deposit and advance rental, if any, has been transferred to the Purchaser, whose address is set forth below. Purchaser has assumed the obligations of landlord under your lease from and after the date of this letter.

All payments of rent and other charges should be made payable to Purchaser and forwarded to:

Hamilton Battle Green, LLC
c/o The Hamilton Company, Inc.
39 Brighton Avenue
Boston, Massachusetts 02134
Attention:

If you have any questions or need any additional information, please feel free to contact .

SELLER:

BATTLEGREEN APARTMENTS TRUST u/d/t dated March 27, 1964, as amended, recorded with the Middlesex County Registry of Deeds in Book 10496, Page 67

By:
Name: Curtis Kemeny
Title: Trustee, and not individually